UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2012

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Continental Resources, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 14, 2012. At the meeting, the Company’s shareholders were requested to:

•	elect three Class III directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2015 Annual Meeting of Shareholders; and

•	ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Each of these items is more fully described in the Company’s proxy statement filed on April 26, 2012. The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 – Election of Directors: The election of each Class III director required the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting. The shareholders elected the following nominees:

Nominee	For	Withheld	Broker Non-Votes
Lon McCain	167,664,035	192,652	9,306,306
Mark E. Monroe	155,201,564	12,655,123	9,306,306
Edward T. Schafer	167,769,371	87,316	9,306,306

Proposal No. 2 – Ratification of Selection of Independent Registered Public Accounting Firm: The ratification of the selection of Grant Thornton LLP required an affirmative vote from the majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting. The shareholders approved the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2012. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
176,973,108	139,096	50,789	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.

Dated: June 15, 2012
	By:	/s/ Eric S. Eissenstat

Eric S. Eissenstat
Senior Vice President, General Counsel & Secretary